                                                                    Exhibit 3.93

                                    DELAWARE

                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "THE JEAN COUTU GROUP (PJC) USA, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE SIXTH DAY OF AUGUST, A.D. 1986, AT 9:01 O'CLOCK A.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWELFTH DAY OF MAY, A.D. 1998, AT 5 O'CLOCK P.M.

     CERTIFICATE OF AMENDMENT, FILED THE NINTH DAY OF JUNE, A.D 1998, AT 9 O'CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.


                         [SEAL]      /s/ Harriet Smith Windsor
                                     -------------------------------------------
                                     Harriet Smith Windsor, Secretary of State
2098273 8100H                         AUTHENTICATION: 3256804

040547411                                         DATE: 07-27-04

                                                                           FILED

                                                                      AUG 6 1986

                                                              /s/ [ILLEGIBLE]
                                                             SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                      THE JEAN COUTU GROUP (PJC) USA, INC.

     FIRST. The name of the corporation is:

            THE JEAN COUTU GROUP (PJC) USA, INC.

     SECOND. The address of its registered office in the State of Delaware is No. 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, Delaware 19805, in the County of New Cast e. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. The total number of shares of stock which the corporation shall have authority to issue is one hundred fifty thousand (150,000), and the par value of each of such shares is One Dollar ($1.00), amounting in the aggregate to One Hundred Fifty Thousand Dollars ($150,000.00) of capital stock.

     FIFTH. The names and mailing addresses of the Incorporators are as follows:

         NAME              MAILING ADDRESS
         ----              ---------------
     Everett H. Parker     100 Federal Street
         and               Suite 3500
     Justin P. Morreale    Boston, Massachusetts 02110

     SIXTH. The corporation is to have perpetual existence.

     SEVENTH. The private property of the stockholders shall not be subject to the payment of the corporation debts to any extent whatever.

                         CERTIFICATE OF INCORPORATION OF
                      THE JEAN COUTU GROUP (PJC) USA, INC.

     EIGHTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     NINTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors in the by-laws of the corporation.

     TENTH. The corporation shall indemnify each director and officer of the corporation, his heirs, executors and administrators, and may indemnify each employee and agent of the corporation, his heirs, executors, administrators and all other persons whom the corporation is authorized to indemnify under the provisions of the General Corporation Law of the State of Delaware, to the extent provided by law (a) against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, or in connection with any appeal therein, or otherwise, and (b) against all expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, or in connection with any appeal therein, or otherwise; and no provision of this Article Tenth is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred by the General Corporation Law of the State of Delaware upon the corporation to furnish, or upon any court to award, such indemnification, or indemnification as otherwise authorized pursuant to the General Corporation Law of the State of Delaware or any other law now or hereafter in effect.

     The Board of Directors of the corporation, may in its discretion, authorize the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the foregoing paragraph of this Article Tenth.

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                                       -3-

                         CERTIFICATE OF INCORPORATION OF
                      THE JEAN COUTU GROUP (PJC) USA, INC.

     ELEVENTH: No director of the Corporation shall be personally liable to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director, provided that this Article Eleventh shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction for which the director derived an improper personal benefit.

     TWELVFTH. The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being all the Incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, make this certificate, hereby declaring and certifying that this is our act and deed and the facts stated herein are true and accordingly we have hereunto set our hand this 1st day of August, 1986.


                                                      /s/ Everett H. Parker
                                                      ---------------------
                                                      Everett H. Parker


                                                      /s/ Justin P. Morreale
                                                      ----------------------
                                                      Justin P. Morreale

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/09/1998
                                                          981221798 - 2098273

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                      THE JEAN COUTU GROUP (PJC) USA, INC.

     The Jean Coutu Group (PJC) USA, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "CORPORATION"), DOES HEREBY CERTIFY:

     FIRST: That the sole Director of the Corporation, by written consent, filed with the minutes of the Corporation, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for the sole stockholder of the Corporation to consider its approval. The resolution proposed that the Certificate of Incorporation be amended by deleting the existing Article FOURTH and restating it in its entirety to read as follows:

          FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 150,000 shares of which 147,000 shall be Common Stock with $1.00 par value per share, amounting in the aggregate to $147,000, and of which 3,000 shares shall be Preferred Stock with $1.00 par value per share, amounting in the aggregate to $3,000.

     PART A.   COMMON STOCK

          The following provisions of this PART A of this Article FOURTH constitute a statement of the powers, designations, limitations and restrictions of and relating to the Common Stock.

          1. GENERAL. The Common Stock is junior to the Preferred Stock and is subject to and qualified by all the rights, powers, privileges, preferences and priorities of the Preferred Stock as set forth herein.

          2. VOTING. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting rights.

          3. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefore as and when determined by the Board of Directors and subject to any preferential dividend rights of any then-outstanding Preferred Stock.

          4. LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, ratably subject to any preferential rights of any then-outstanding Preferred Stock.

     PART B.   PREFERRED STOCK.

          The following provisions of this PART B of this Article FOURTH constitute a statement of the powers, designations, limitations and restrictions of and relating to the Preferred Stock.

          1. DIVIDENDS. The holders of record of shares of the Preferred shall be entitled to receive cash dividends from funds lawfully available therefor, as and when declared by the Board of Directors. Such dividends shall be cumulative and payable at a per annum rate per share based on a 360-day year equal to $2,050 per share multiplied by the LIBOR Rate (as defined below). For purposes hereof the LIBOR Rate shall be for each calendar year the 12-month LIBOR Rate for the first trading day of such year as published in a publication or issued by a financial institution selected in good faith by the Board of Directors of the Corporation. So long as any shares of the Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart any dividend on the Common Stock or declare, make or set apart any distribution on the Common Stock unless concurrently therewith all accrued dividends or distributions on the Preferred Stock, through the date of such declaration, payment, making or setting apart of any dividend or distribution on the Common Stock, are declared, paid, made or set apart, as the case may be.

          2.   LIQUIDATION, DISSOLUTION OR WINDING UP.

               a. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock, an amount equal to $2,050 per share, plus the sum of all cumulated and accrued but undeclared and unpaid dividends thereon (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled, the holders of shares of Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

               b. After the payment of all preferential amounts required to be paid to the holders of Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed to the holders of the Common Stock ratably in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them.

               c. Written notice or any liquidation, dissolution or winding up of the Corporation, setting forth a payment date, the amount of the payment to holders of Preferred Stock, and the place where said amount shall be payable shall be given not less than thirty (30) days prior to the payment date set forth therein, to each holder of record of the Preferred Stock.

               d. Whenever the distribution provided in this subparagraph 2 shall be payable in property other than cash, the value thereof shall be as determined in good faith by the Board of Directors of the Corporation.

          3.   VOTING

               The holders of the Preferred Stock shall have such voting rights as are required under the General Corporation Law of Delaware and shall be entitled to one vote for each share of Preferred Stock so held. There shall be no cumulative voting rights.

          4.   REDEMPTION AT THE OPTION OF THE HOLDERS.

               a. REDEMPTION AND REDEMPTION PRICE. At any time and from time to time upon the request of any holder of the outstanding shares of Preferred Stock, the Corporation shall redeem on the Holder Redemption Date (as hereinafter defined) all or any part of the shares of Preferred Stock then outstanding and held by the holder requesting such redemption, at a price of $2,050 per share (as appropriately adjusted for any stock dividend, stock split, subdivision, combination or reclassification of the Preferred Stock), together with an amount equal to the value of all cumulated and accrued but undeclared and unpaid dividends on such shares of Preferred Stock to which the holder thereof is entitled (any such dividend not payable in cash, being equal to the fair market value of such securities or other property as determined in good faith by the Board of Directors).

               b. NOTICE OF REDEMPTION. Holders of shares of Preferred Stock who wish to have their shares redeemed pursuant to the preceding paragraph shall notify the Corporation in writing not less than thirty (30) nor more than sixty (60) calendar days prior to the date specified for redemption in such notice (the "HOLDER REDEMPTION DATE"), which notice shall also specify the number of shares of Preferred Stock to be redeemed. Upon receipt of any such notice, the Corporation shall give written notice by certified or registered mail, postage prepaid, to each other holder of record of Preferred Stock at such holder's address last shown on the books of the Corporation, notifying such other holders of the fact that the Corporation will redeem such shares of Preferred Stock and specifying the Holder Redemption Date.

               c. DIVIDENDS AFTER HOLDER REDEMPTION DATE. No share of Preferred Stock shall be entitled to any dividends accruing after its Holder Redemption Date. On such Holder Redemption Date, all rights of the holder of such share of Preferred Stock will cease, and such share of Preferred Stock shall no longer be deemed to be outstanding.

          5.   REDEMPTION AT THE OPTION OF THE COMPANY.

               a. REDEMPTION CORPORATION AND REDEMPTION PRICE. At any time and from time to time upon the request of the Corporation to the holders of the Preferred Stock of Preferred Stock, the Corporation shall have the right to redeem on the Corporation Redemption Date (as hereinafter defined) all or any part of the shares of Preferred Stock then outstanding, at a price of $2,050 per share (as appropriately adjusted for any stock dividend, stock split, subdivision, combination or reclassification of the Preferred Stock), together with an amount equal to the value of all cumulated and accrued but undeclared and unpaid dividends on such shares of Preferred Stock to which the holders thereof are entitled (any such dividend not payable in cash, being equal to the fair market value of such securities or other property as determined in good faith by the Board of Directors).

               b. NOTICE OF REDEMPTION. In the event the Corporation wishes to exercise its right to redeem shares of Preferred Stock pursuant to the preceding paragraph, it shall notify all the holders of the Preferred Stock in writing not less than thirty (30) nor more than sixty (60) calendar days prior to the date specified for redemption in such notice (the "CORPORATION REDEMPTION DATE"), which notice shall also specify the number of shares of Preferred Stock to be redeemed. Such written notice shall be sent by certified or registered mail, postage prepaid, to each holder of record of Preferred Stock at such holder's address last shown on the books of the Corporation, notifying such holder of the fact that the Corporation will redeem such shares of Preferred Stock and specifying the Corporation Redemption Date.

               c. DIVIDENDS AFTER CORPORATION REDEMPTION DATE. No share of Preferred Stock shall be entitled to any dividends accruing after its Corporation Redemption Date. On such Corporation Redemption Date, all rights of the holder of such share of Preferred Stock will cease, and such share of Preferred Stock shall no longer be deemed to be outstanding.

          6. PREEMPTIVE RIGHTS. Holders of the Preferred Stock shall not be entitled to any preemptive rights to subscribe for any new or increased shares of any class of capital stock of the Corporation or any rights or options to purchase such stock or any securities convertible into or exchangeable for such stock hereafter authorized for issuance.

     SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Michael Coutu, its President as of the 8th day of June, 1998.


                                           THE JEAN COUTU GROUP (PJC) USA, INC.

                                           By:/s/ Michael Coutu
                                              -----------------
                                              Name:  Michael Coutu
                                              Title: President